Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Cohen & Steers, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated March 16, 2009, appearing in the Annual Report on Form 10-K of Cohen & Steers, Inc., for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

New York, New York
August 10, 2009